SUBSCRIPTION AGREEMENT

          This Subscription Agreement is made as of April 22, 2005, between (i) HELLMAN & FRIEDMAN CAPITAL PARTNERS IV, L.P., a California limited partnership (“HFCP IV”), H&F INTERNATIONAL PARTNERS IV-A, L.P., a California limited partnership (“HFIP IV-A”), H&F INTERNATIONAL PARTNERS IV-B, L.P., a California limited partnership (“HFIP IV-B”), H&F EXECUTIVE FUND IV, L.P., a California limited partnership (“HFE IV”) (each of HFCP IV, HFIP IV-A, HFIP IV-B, and HFE IV, an “H&F Fund” and, collectively, the “H&F Funds”) and (ii) NORWAY HOLDINGS SPV, LLC, a Delaware limited liability company (the “Company”).

WHEREAS, each of the H&F Funds is currently a member of the Company;

          WHEREAS, the Company owns all of the outstanding interests of Norway Acquisition SPV, LLC, a Delaware limited liability company (“Norway Acquisition”);

          WHEREAS, Norway Acquisition has entered into a Securities Purchase Agreement (as amended, supplemented or otherwise modified, the “Purchase Agreement”), dated as of April 22, 2005, between Norway Acquisition and The Nasdaq Stock Market, Inc., a Delaware corporation (“Nasdaq”);

          WHEREAS, Nasdaq, Norway Acquisition Corp., a Delaware corporation, and Instinet Group Incorporated, a Delaware corporation, have entered into an Agreement and Plan of Merger, dated as of April 22, 2005 (as amended, supplemented or otherwise modified as permitted by the Purchase Agreement, the “Merger Agreement”; capitalized terms used and not otherwise defined herein have the meanings ascribed to them in the Purchase Agreement); and

          WHEREAS, each of the H&F Funds owns a certain number of interests in the Company and agrees to make additional subscriptions for interests in the Company (the “Units”) in the future in order to provide (along with other members of the Company on a pro rata basis) that the Company will have sufficient funds in connection with its subscription of additional interests in Norway Acquisition pursuant to this agreement;

          NOW, THEREFORE, in consideration of the mutual promises and agreements herein made and intending to be legally bound hereby, the parties hereto agree as follows:

          1. Additional Subscription. (a) At the time of (i) the Merger Closing or (ii) October 24, 2005 if (and only if) the Merger Agreement has been terminated and such day is not the Series A Redemption Date (as defined in the Indenture, dated as of April 22, 2005, relating to the 3.75% Convertible Notes due 2012 of Nasdaq), the Company will issue, and each of the H&F Funds will subscribe for and purchase, its pro rata share (based on interests in the Company), of additional Units (an “Additional Subscription Obligation”) for an aggregate subscription price equal to $60,000,000 (the “Aggregate Amount”). The Aggregate Amount will be paid to the Company in immediately available funds. It is understood and agreed that the Additional Subscription Obligation provided in this paragraph (a) will occur only if the events specified in clause (i) or (ii) occur.

                    (b) If the collateral (the “Collateral”) held by JP Morgan Chase Bank, N.A., in its capacity as collateral agent (“JPMC”) pursuant to the Collateral Agreement, dated as of April 22, 2005, by and among the Company, Norway Acquisition and JPMC and the Blocked Account Control and Security Agreement, dated as of April 22, 2005, by and among Nasdaq and JPMC, shall be insufficient (a “Shortfall”) to satisfy all obligations to the lenders and JPMC due on the Maturity Date (as defined in the Secured Term Loan Agreement, dated as of April 22, 2005, by and among the Company, Norway Acquisition, JPMC and the Lenders named therein) when an Additional Subscription Obligation is not required to be contributed pursuant to paragraph (a) of this Section 1, the Company will issue, and each of the H&F Funds will subscribe for and purchase, Units for an aggregate subscription price equal to its pro rata share (based on interests in the Company) of the H&F Funding Amount (as hereafter defined). The “H&F Funding Amount” will equal the Shortfall multiplied by a fraction, the numerator of which equals the aggregate principal amount of Notes (as defined in the Company’s Limited Liability Company Agreement (the “LLC Agreement”)) included in the H&F Securities (as defined in the LLC Agreement) and the denominator of which equals the aggregate principal amount of Notes included in the H&F Securities and the SLP Securities (as defined in the LLC Agreement). Notwithstanding anything in this Section 1 to the contrary, the aggregate contributions under paragraphs (a) and (b) of this Section 1 shall not in the aggregate exceed the Aggregate Amount.

          2. Waiver of Defenses. The agreement by each of the H&F Funds to fund its Additional Subscription Obligation upon the Merger Closing is absolute and unconditional and shall be fulfilled irrespective of any defense, set-off, counterclaim or other claim or right of any kind (collectively, a “Defense”) that any of the H&F Funds may at any time have against the Company or any other person for any reason, including, without limitation, any Defense (each of which each H&F Fund hereby waives to the fullest extent permitted by law) relating to or based upon (i) the success or failure of the Company or the bankruptcy or insolvency of the Company (including, without limitation, any Defense arising under Section 365(c) of the U.S. Bankruptcy Code, if applicable) or (ii) any misrepresentation or any breach of this Subscription Agreement, the LLC Agreement, dated as of April 14, 2005, or any other agreement entered into by the Company.

          3. Representations and Warranties. To induce the Company to issue Units to the H&F Funds, each H&F Fund represents and warrants as follows:

       (a) To the knowledge of each H&F Fund as of the date hereof, it has no Defense against the Company or in respect of this Subscription Agreement, nor does there exist any circumstance that with or without the passage of time or the giving of notice (and without giving effect to paragraph 2 above) would constitute a Defense to such H&F Fund’s obligations under the Additional Subscription Obligation.

       (b) (i) Each H&F Fund has the power and authority to enter into this Subscription Agreement and each other document required to be executed and delivered by such H&F Fund in connection with the Additional Subscription Obligation, and to perform its obligations thereunder and consummate the transactions contemplated thereby and (ii) the person signing this Subscription Agreement on behalf of each H&F Fund has been duly authorized to execute and deliver this Subscription Agreement and

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each other document required to be executed and delivered by such H&F Fund in connection with the Additional Subscription Obligation. The execution, delivery and compliance by each H&F Fund of or with this Subscription Agreement does not conflict with, or constitute a default under, any instrument governing such H&F Fund, any law, regulation or order, or any agreement to which such H&F Fund is a party or by which such H&F Fund is bound. This Subscription Agreement has been duly executed by each H&F Fund and constitutes a valid and legally binding agreement of such H&F Fund, enforceable against such H&F Fund in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium, or other laws affecting creditors’ rights generally, as the same may be applied in the event of the bankruptcy, insolvency, or reorganization of, or moratorium or other similar occurrence with respect to, such H&F Fund and (ii) general principles of equity, regardless of whether considered in a proceeding in equity or law.

          4. Third Party Beneficiaries. Each H&F Fund agrees that (i) Nasdaq is a permitted third party beneficiary of this Subscription Agreement and (ii) Nasdaq may rely upon the statements and agreements made herein in connection with its execution of the Agreement and the transactions contemplated thereby.

          5. Exculpation. Notwithstanding anything that may be expressed or implied in this letter agreement, the Company, by its acceptance hereof, covenants, agrees and acknowledges that no person other than the H&F Funds shall have any obligation hereunder and, notwithstanding that the H&F Funds are limited partnerships or limited liability companies, no recourse hereunder or any documents or instruments delivered in connection with this Subscription Agreement or herewith shall be had against any current or future officer, agent or employee of the H&F Funds, against any current or future general or limited partner of the H&F Funds or any current or future director, officer, employee, general or limited partner, member, affiliate or assignee of any of the foregoing, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any current or future officer, agent or employee of the undersigned or any current or future general or limited partner of the H&F Funds or any current or future director, officer, employee, general or limited partner, member, affiliate or assignee of any of the foregoing, as such, for any obligations of the H&F Funds under this letter agreement or any documents or instruments delivered in connection herewith or for any claim based on, in respect of or by reason of such obligations or their creation.

          6. Miscellaneous. Each H&F Fund shall be entitled to assign its obligations hereunder to one or more investment vehicles managed by the general partner or managing member of such H&F Fund (or an affiliate thereof) that agree to assume its obligations hereunder, provided that any such assigning H&F Fund shall remain obligated to perform its obligations hereunder to the extent not performed by such affiliate(s). The representations and warranties made by each H&F Fund in this Subscription Agreement shall survive the closing of the transactions contemplated hereby and any investigation made by the Company. This Subscription Agreement may be executed in one or more counterparts, all of which together shall constitute one instrument, and shall be governed by and construed in accordance with the laws of the State of New York.

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          IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement on the date first set forth above.

HELLMAN & FRIEDMAN CAPITAL PARTNERS IV, L.P.

By:	H&F INVESTORS IV, LLC, its General Partner

	By:	H&F ADMINISTRATION IV, LLC, its Administrative Manager

		By:	H&F INVESTORS III, Inc., its Manager

			By:	/s/ Mitchell R. Cohen

Name: Mitchell R. Cohen
Title: Vice President

H&F INTERNATIONAL PARTNERS IV-A, L.P.

By:	H&F INVESTORS IV, LLC, its General Partner

	By:	H&F ADMINISTRATION IV, LLC, its Administrative Manager

		By:	H&F INVESTORS III, Inc., its Manager

			By:	/s/ Mitchell R. Cohen

Name: Mitchell R. Cohen
Title: Vice President

H&F INTERNATIONAL PARTNERS IV-B, L.P.

By:	H&F INVESTORS IV, LLC, its General Partner

	By:	H&F ADMINISTRATION IV, LLC, its Administrative Manager

		By:	H&F INVESTORS III, Inc., its Manager

			By:	/s/ Mitchell R. Cohen

Name: Mitchell R. Cohen
Title: Vice President

[Signature Page Continued on Next Page]

H&F EXECUTIVE FUND IV, L.P.

By:	H&F INVESTORS IV, LLC, its General Partner

	By:	H&F ADMINISTRATION IV, LLC, its Administrative Manager

		By:	H&F INVESTORS III, Inc., its Manager

			By:	/s/ Mitchell R. Cohen

Name: Mitchell R. Cohen
Title: Vice President

[Signature Page Continued on Next Page]

NORWAY HOLDINGS SPV, LLC

By:	SILVER LAKE PARTNERS II TSA, L.P., as Managing Member

	By:	SILVER LAKE TECHNOLOGY ASSOCIATES II, L.L.C., its General Partner

		By:	/s/ Alan K. Austin

Name: Alan K. Austin
Title: Managing Director and Chief Operating Officer

AND

By:	HELLMAN & FRIEDMAN CAPITAL PARTNERS IV, L.P., as Managing Member

	By:	H&F INVESTORS IV, LLC, its General Partner

		By:	H&F ADMINISTRATION IV, LLC, its Administrative Manager

			By:	H&F INVESTORS III, Inc., its Manager

				By:	/s/ Mitchell R. Cohen

Name: Mitchell R. Cohen
Title: Vice President